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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                              JURISDICTION OF
                                                               INCORPORATION
                     NAME OF SUBSIDIARY                       OR ORGANIZATION
                     ------------------                       ----------------
New York Subways Advertising Co., Inc.......................    Arizona
Mediacom Inc................................................     Canada
Salm Enterprises, Inc. .....................................   California
OS Bus, Inc. ...............................................    Georgia
Outdoor Systems (New York), Inc. ...........................    New York
National Advertising Company................................    Delaware
Pacific Connection, Inc. ...................................    Delaware
Atlanta Bus Shelters........................................    Georgia
Atlantic Prospect, Inc......................................    New York
OS Florida, Inc. ...........................................    Florida
Premier Sports Marketing, Inc. .............................    Delaware
San Francisco Walls, Inc. ..................................   California
Wilson-Curtis, Inc. ........................................    Missouri
Outdoor Systems Mexico, S.A. de C.V. .......................     Mexico
Servicios Administrativos America, S.A. de C.V. ............     Mexico
Administradora de Anuncios Comerciales, S.A. de C.V. .......     Mexico
Ainsa de Mexico, S.A. de C.V. ..............................     Mexico
OSI Tall Wall Media, LLC....................................   California
Premier Sports Marketing, L.L.C. ...........................    Arizona
Phoenix Product Group, L.L.C. ..............................    Arizona
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